UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 13, 2022

Angel Oak Mortgage, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-40495	37-1892154
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3344 Peachtree Road Northeast, Suite 1725, Atlanta, Georgia 30326
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (404) 953-4900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	AOMR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01.    Entry into a Material Definitive Agreement.

On April 13, 2022, Angel Oak Mortgage, Inc. (the “Company”) as guarantor and two of its subsidiaries (each a “Subsidiary” and together the “Subsidiaries”) entered into a $340.0 million repurchase facility with Royal Bank of Canada (“RBC”) through the execution of a Master Repurchase Agreement (the “Master Repurchase Agreement”) between the Subsidiaries as sellers, RBC as buyer and the Company as Guarantor. Pursuant to the Master Repurchase Agreement, the Subsidiaries may sell certain whole loan assets to RBC and later repurchase such whole loan assets from RBC. The Master Repurchase Agreement expires on October 13, 2022, unless terminated such term is extended or terminated earlier pursuant to the terms of the Master Repurchase Agreement.
The amount expected to be advanced by RBC is generally in line with other similar agreements that the Company or one or more of its subsidiaries has entered into, which is a percentage of the unpaid principal balance or market value of the whole loan asset depending on the delinquency of the underlying whole loan asset. Similarly, the interest rate on any outstanding balance under the Master Repurchase Agreement that the applicable Subsidiary is required to pay RBC is generally in line with other similar agreements that the Company or one or more of its subsidiaries has entered into, where the interest rate is equal to the sum of (1) a pricing spread and (2) the average SOFR for each U.S. Government Securities Business Day beginning on April 11, 2022 and ending on the day that is two U.S. Government Securities Business Days prior to the date the whole loan asset is repurchased by the applicable Affiliate. Additionally, RBC is under no obligation to purchase the whole loan assets we offer to sell to them.
The obligations of the Subsidiaries under the Master Repurchase Agreement are guaranteed by the Company pursuant to a Guaranty (the “Guaranty”) executed contemporaneously with the master Repurchase Agreement. In addition, and similar to other repurchase agreements the Company has entered into, the Company is subject to various financial and other covenants, including those related to (1) tangible net worth; (2) a maximum ratio of indebtedness to tangible net worth; and (3) minimum liquidity.
In addition, the Master Repurchase Agreement and Guaranty contain events of default (subject to certain materiality thresholds and grace periods), including payment defaults, breaches of covenants and/or certain representations and warranties, cross-defaults, insolvency and other events of default customary for this type of transaction. The remedies for such events of default are also customary for this type of transaction and include the acceleration of the amounts outstanding under the Master Repurchase Agreement and RBC’s right to liquidate the purchased whole loan assets then subject to the Master Repurchase Agreement.
The Subsidiaries are also required to pay certain customary fees to RBC to reimburse RBC for certain costs and expenses incurred in connection with RBC’s management and ongoing administration of the Master Repurchase Agreement and its review of the whole loan assets subject to the Master Repurchase Agreement and certain costs associated with early repurchases.
A copy of the Master Repurchase Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. A copy of the Guaranty is attached hereto as Exhibit 10.2 and incorporated herein by reference.
Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information required by Item 2.03 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description
Exhibit 10.1    Master Repurchase Agreement among Royal Bank of Canada; Angel Oak Mortgage Operating Partnership, LP; Angel Oak Mortgage Fund TRS and Angel Oak Mortgage, Inc., dated April 13, 2022
Exhibit 10.2    Guaranty Agreement by Angel Oak Mortgage, Inc. in favor of Royal Bank of Canada, dated April 13, 2022
Exhibit 104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2022	ANGEL OAK MORTGAGE, INC.

By: /s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer and Treasurer